UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

THERMOGENESIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01.         Other Events

ThermoGenesis Holdings, Inc. (the “Company”) deeply regrets to announce that Mr. Mark Westgate an independent member of the Company’s Board of Directors (the “Board”) and chairperson of the Audit Committee has passed away. Mr. Westgate joined the Company’s Board in May 2017.

Following Mr. Westgate’s passing, the Company’s Board has been reduced to four members of which three are independent directors. Ms. Debra Donaghy, a member of the Company’s Audit Committee has been appointed chairperson of the Audit Committee. In addition, Dr. Russell Medford, an independent member of the Board has been appointed as a member of the Audit Committee.

The Company is extremely grateful for Mr. Westgate’s dedication and service to the Company. The Company’s management and Board extends its sincerest condolences to Mr. Westgate’s family.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)
Dated: December 18, 2020	/s/ Jeff Cauble
Jeff Cauble Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)